Exhibit 99.2


Daisytek Closes U.S. Bank Syndication; Facility Now $250 Million

    ALLEN, Texas--June 24, 2002--

   Credit Syndication Oversubscribed; Management Increases Facility

    Daisytek International Corporation (Nasdaq:DZTK) has closed the syndication of its $200 million senior secured revolving credit facility with Bank of America, N.A., as lead manager. Recent market syndication of this facility was oversubscribed, and Daisytek management has decided to increase the size of this facility to $250 million. All other terms and conditions will remain the same.
    "We are obviously very pleased with the timely and favorable response to our syndication of this facility. This represents a big vote of confidence in the management and growth strategies of the company. We look forward to a good working relationship with all our lenders in the future," said Ralph Mitchell, executive vice president and chief financial officer.
    Daisytek is a leading distributor of computer supplies, office products and accessories, with worldwide operations and annual revenues approaching $2 billion in the next 12 months. Daisytek is a component of the Russell 2000 and is listed in the Forbes Platinum 400 and Bloomberg 100 corporate rankings.

    About Daisytek International
    Daisytek International is a worldwide distributor of computer and office supplies, peripherals and professional tape media. In addition, it offers fee-based marketing, demand-generation and fulfillment services. Daisytek sells its products and services in the United States, Europe, Canada, Australia, Mexico and South America, distributing more than 25,000 products from about 500 manufacturers, including printer supplies, magnetic and data storage media, video and motion picture film. With revenues of nearly $2 billion projected during the next 12 months, the company is traded on the Nasdaq market, ticker DZTK, and is headquartered near Dallas. This news release and more information about Daisytek are available at www.daisytek.com. The company's annual report is at www.dztkannualreport.com. These Web sites are not part of this release. Daisytek is a registered trademark of Daisytek, Incorporated. All rights reserved.


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    The matters discussed in this news release contain both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. You can identify these statements by the fact that they do not relate strictly to historical or current facts, but rather reflect our current expectations concerning future results and events. Forward-looking statements relating to such matters as our financial condition and operations, including forecasted information, are based on our management's current intent, belief or expectations regarding our industry or us. These forward-looking statements including forecasts are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. In addition, some forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expected or forecasted in such forward-looking statements. We undertake no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future.

    Certain factors, including but not limited to, general economic conditions, industry trends, the loss of or inability to hire skilled personnel, the loss of key suppliers or customers, the loss or material decline in service of strategic product shipping relationships, customer demand, product availability, competition (including pricing and availability), risks inherent in acquiring, integrating and operating new businesses and investments, concentrations of credit risk, distribution efficiencies, capacity constraints, technological difficulties (including equipment failure or a breach of our security measures), the volatility of our common stock, economic and political uncertainties arising as a result of terrorist attacks, seasonality, exchange rate fluctuations, foreign currency devaluations and the regulatory and trade environment (both domestic and foreign) could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. There may be additional risks that we do not currently view as material or that are not presently known.
    Other factors that could affect Daisytek are set forth in Daisytek's 10-K for the fiscal year ended March 31, 2001.

    CONTACT: Daisytek International
             Jim Powell, 972/881-4700
                or
             Michael A. Burns & Associates
             Craig McDaniel, APR, 214/521-8596 or 214/616-7186 mobile
             cmcdaniel@mbapr.com


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